                             SELECT COMFORT CORPORATION
                              SERIES E PREFERRED STOCK
                            SHAREHOLDER VOTING AGREEMENT
                               AND IRREVOCABLE PROXY

     This Shareholder Voting Agreement and Irrevocable Proxy (this "AGREEMENT") is made as of this 11th day of November, 1998, by and among Select Comfort Corporation, a Minnesota corporation (the "COMPANY"), and each of the undersigned holders of Series E Convertible Preferred Stock, par value $1.00 per share, of the Company (the "SERIES E PREFERRED").

     WHEREAS, this Agreement shall constitute a shareholder voting agreement binding all of the parties who have executed a counterpart of this Agreement pursuant to the terms of Section 302A.455 of the Minnesota Business Corporation Act ("MBCA"), and shall constitute an irrevocable proxy pursuant to the terms of
Section 302A.447 of the MBCA, whether or not all or a majority of the holders of the Series E Preferred shall have executed a counterpart of this Agreement; and

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holders agree as follows:

     1. AGREEMENT TO VOTE IN FAVOR OF AMENDMENT OF THE ARTICLES OF INCORPORATION. Each of the undersigned holders of shares of Series E Preferred hereby agrees to vote all of the shares of the capital stock of the Company held beneficially or of record by the undersigned in favor of the proposed amendment of the Second Restated Articles of Incorporation of the Company attached hereto as Exhibit A (the "AMENDMENT") at the next annual or special meeting of the shareholders of the Company or by written consent as requested by the Company.

     2. GRANT OF IRREVOCABLE PROXY. In furtherance of the foregoing and not in limitation thereof, each of the undersigned holders of shares of Series E Preferred hereby appoints H. Robert Hawthorne and Daniel J. McAthie, or either of them, as Proxies, each with full power to act alone and each with full power of substitution, and hereby authorizes each of them to represent and to vote all of the shares of the capital stock of the Company held beneficially or of record by the undersigned as of the date hereof at the next annual or special meeting of shareholders of the Company, and at any adjournment or adjournments thereof, in favor of the Amendment as set forth above. The proxy granted hereby by each of the undersigned holders of shares of Series E Preferred is coupled with an interest within the meaning of such term under Subdivision 3 of Section 302A.449 of the MBCA and is therefore not terminable or revocable by any of the undersigned holders of shares of Series E Preferred.

     3. INJUNCTIVE RELIEF. Each of the parties hereto acknowledges and agrees that in the event of a breach of this Agreement the damage to the nonbreaching party or parties would be irreparable and extremely difficult to estimate or determine, making any remedy at law or in damages inadequate. Thus, in addition to any other right or remedy available at law or in equity, a nonbreaching party or parties shall be entitled to an injunction restraining such breach or threatened breach and to specific performance of any of the provisions of the Agreement, and in any such case no bond or other security shall be required.

     4. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to the conflicts of laws provisions thereof.

     5. COUNTERPARTS. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and each of the undersigned holders of Series E Preferred has caused this Agreement to be duly executed and delivered as of November 11, 1998.

                                   SELECT COMFORT CORPORATION,
                                   a Minnesota corporation

                                   By:  /s/ Daniel J. McAthie
                                      --------------------------------
                                    Its: Chief Financial Officer
                                      --------------------------------

                                   ST. PAUL FIRE AND MARINE
                                   INSURANCE CO., a Minnesota corporation

                                   By:
                                      --------------------------------
                                    Its:
                                      --------------------------------

                                   NORWEST EQUITY PARTNERS V,
                                   a Minnesota Limited Partnership

                                   By: Itasca Partners V
                                    Its General Partner

                                   By: /s/ Itasca Partners V
                                      --------------------------------
                                    Its: Partner
                                      --------------------------------

                                   MARQUETTE VENTURE PARTNERS II,
                                   L.P.

                                   By: MARQUETTE GENERAL II, L.P.
                                    Its General Partner

                                   By:  /s/ James E. Daverman or
                                            Lloyd D. Ruth
                                      --------------------------------
                                        James E. Daverman or Lloyd D. Ruth
                                        Authorized Signatory


                                   MVP II AFFILIATES FUND, L.P.

                                   By: MARQUETTE GENERAL II, L.P.
                                    Its General Partner

                                   By:  /s/ James E. Daverman or
                                            Lloyd D. Ruth
                                      --------------------------------
                                        James E. Daverman or Lloyd D. Ruth
                                        Authorized Signatory


                                   APEX INVESTMENT FUND, L.P.,
                                   a Delaware Limited Partnership

                                   By:  Apex Management Partnership,
                                    Its General Partner

                                   By:  Stellar Investment Co.,
                                    Its Managing General Partner

                                   By:
                                      --------------------------------
                                        James A. Johnson, President

                                   THE PRODUCTIVITY FUND II, L.P.,
                                   a Delaware Limited Partnership

                                   By:  First Analysis Management Company II,
                                   Its General Partner

                                   By:  First Analysis Corporation,
                                   Its General Partner

                                   By:
                                      --------------------------------
                                    Its:
                                      --------------------------------


                                   GROSSMAN INVESTMENTS,
                                   a General Partnership

                                   By:
                                      --------------------------------
                                    Its General Partner


                                   H & Q SELECT COMFORT INVESTORS
                                   L.P., a limited partnership

                                   By:  H & Q Select Comfort Investors L.L.C.
                                    Its General Partner

                                   By:
                                      --------------------------------
                                    Its:
                                      --------------------------------


                                   H & Q LONDON VENTURES

                                   By:
                                      --------------------------------
                                    Its:
                                      --------------------------------


                                   MACKE LIMITED PARTNERSHIP

                                   By:
                                      --------------------------------
                                    Its:
                                      --------------------------------

                                   PAINE WEBBER INCORPORATED,
                                   CUSTODIAN OF FRED W. REESE
                                   DECEDENT IRA

                                   By:
                                      --------------------------------
                                    Its:
                                      --------------------------------


                                   BAYVIEW INVESTORS, LTD.

                                   By:
                                      --------------------------------
                                    Its:
                                      --------------------------------


                                   ALEX. BROWN & SONS EMPLOYEES
                                   VENTURE FUND LP

                                   By:
                                      --------------------------------
                                    Its:
                                      --------------------------------


                                   MONTGOMERY ASSOCIATES, 1992 L.P.

                                   By:
                                      --------------------------------
                                    Its:
                                      --------------------------------


                                   -----------------------------------
                                   Patrick A. Hopf

                                     /s/ Daniel J. McAthie
                                   -----------------------------------
                                   Daniel J. McAthie

                                   -----------------------------------
                                   Theodore H. Ashford

                                   -----------------------------------
                                   John Sculley

                                   -----------------------------------
                                   Lynn Elliott

                                   -----------------------------------
                                   Everett V. Cox

                                   -----------------------------------
                                   Michael B. Gorman

                                   -----------------------------------
                                   Terral Jordan

                                   -----------------------------------
                                   Erwin A. Kelen

                                   -----------------------------------
                                   John A. Rollwagen

                                   -----------------------------------
                                   Dewey K. Shay

                                   -----------------------------------
                                   Doug Hickman

                                   -----------------------------------
                                   Brian D. Jacobs

                                   -----------------------------------
                                   Barbro E. Shronts

                                   -----------------------------------
                                   Sharon Pearson

                                                                   EXHIBIT A TO
                                                                    SHAREHOLDER
                                                               VOTING AGREEMENT
                                                          AND IRREVOCABLE PROXY


                                     AMENDMENT
                                       OF THE
                             ARTICLES OF INCORPORATION
                                         OF
                             SELECT COMFORT CORPORATION


     The undersigned, Daniel J. McAthie, being the Secretary of Select Comfort Corporation (the "Corporation"), a corporation organized under and subject to the provisions of Chapter 302A, Minnesota Statutes, does hereby certify that pursuant to actions duly taken by the Board of Directors and shareholders of the Corporation, the following resolutions were adopted:

     RESOLVED, That section B.6(b) of Article III of the Second Restated Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

          "(b) AUTOMATIC CONVERSION. Preferred Stock shall be automatically converted into Conversion Stock upon the election of the Corporation and delivery of written notice of such election to the holders of Preferred Stock (which election and notice may be delivered within ninety (90) days before or after the automatic conversion events described below without affecting the effective time of such automatic conversion) if the Corporation closes the issuance and sale of Common Stock in a public offering underwritten on a firm commitment basis by an underwriter, or group of underwriters represented by an underwriter or underwriters, which is a member of the New York Stock Exchange, pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Public Offering"), in which (i) the gross proceeds received by the Corporation equal or exceed $20,000,000 and (ii) the public offering price equals or exceeds $14.25 per share (as adjusted to reflect stock splits or combinations, stock dividends or other corporate recapitalizations effected after adoption of this amendment of Article III), or, solely with respect to the Series E Preferred Stock, the public offering price equals or exceeds $15.00 per share (as adjusted to reflect stock splits or combinations, stock dividends or other corporate recapitalizations effected after adoption of this amendment of Article III) (a "Qualified Public Offering"). Any provision in these Second Restated Articles of Incorporation which terminates upon completion of a Qualified Public Offering shall not terminate as to the Series E Preferred Stock until the Series E Preferred Stock is automatically converted into Conversion Stock pursuant to the terms of this Section 6(b). The effective date of such automatic conversion shall be the date upon which the registration statement filed by the Corporation with the Securities and Exchange Commission is declared to be effective. As used herein, the term "closes" shall mean delivery by the Corporation to the underwriters of certificates representing the shares of Common Stock of the Corporation offered to the public against delivery to the Corporation by such underwriters of payment therefor.
     The term "firm commitment basis" with respect to the underwriting of such public offering shall mean a commitment pursuant to a written underwriting agreement under which the nature of the underwriters' commitment is such that all securities will be purchased by such underwriters if any securities are purchased by such underwriters."

     RESOLVED, That paragraph B.6(c)(vi) of Article III of the Second Restated Articles of Incorporation, as amended, of the Corporation is hereby amended in its entirety to read as follows:

          "Except for (A) the grant of options to purchase shares from the pool of Reserved Option Shares and the issuance of shares upon the exercise of such options, (B) the grant of an aggregate of 171,429 warrants, each to purchase one share of Common Stock at an exercise price of $5.25 per share of Common Stock, to the holders of the Series E Preferred Stock and the issuance of shares upon the exercise of such warrants, (C) the grant of an aggregate of up to 119,210 warrants, each to purchase one share of Common Stock at an exercise price of $5.25 per share of Common Stock, to the participants in the bridge financing in the aggregate principal amount of $1,251,700 completed by the Corporation in November 1996 and the issuance of shares upon the exercise of such warrants, and (D) the grant of an aggregate of 1,315,096 warrants to General Electric Capital Corporation ("GECC") pursuant to the terms of that certain Purchase Agreement dated as of March 27, 1997 between the Corporation and GECC, as amended, and the issuance of shares upon the exercise of such warrants, if and whenever the Corporation shall issue or sell any shares of Common Stock for a consideration per share less than the Series E Conversion Price then in effect (other than dividends payable in Common Stock) or shall issue any convertible securities, options, warrants or other rights for the purchase of such shares at a consideration per share that is less than the Series E Conversion Price then in effect, then, upon such issuance or sale of such shares, convertible securities, options, warrants, or other purchase rights, the Conversion Price in effect immediately prior to such issuance or sale shall be reduced to (y) if such issuance or sale occurs on or before December 31, 1997, the price at which such shares of Common Stock were sold or at which shares of Common Stock are issuable upon the exercise of such convertible securities, options, warrants or other purchase rights or (z) if such issuance or sale occurs after December 31, 1997, the price (calculated to the nearest cent) determined by dividing (aa) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the then existing Conversion Price and (2) the consideration, if any, received by the Corporation upon such issuance or sale, by (bb) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (2) the number of shares of Common Stock thus issued or sold and the number of shares of Common Stock issuable upon the exercise of such convertible securities, options, warrants or other purchase rights. Solely for purposes of (aa) and (bb) above, the term "Common Stock outstanding" shall include those shares of Common Stock issuable upon conversion of outstanding shares of Preferred Stock. If any options or purchase rights that are taken into account in any such adjustment of the Series E Conversion Price described above subsequently expire without exercise, the Series E Conversion Price shall be recomputed at the time of expiration by deleting such options or purchase rights.

          "In addition to the foregoing, (i) in the event that the Corporation completes a Public Offering (as defined in Section B.6(b) above) in 1998, then the Series E Conversion Price shall be reduced to $8.20 per share (as adjusted to reflect stock splits or combinations, stock dividends or other corporate recapitalizations effected after adoption of this amendment of
     Article III); and (ii) in the event that the Corporation completes a Public Offering after 1998, then the Series E Conversion Price shall be reduced to the lower of $8.20 per share (as adjusted to reflect stock splits or combinations, stock dividends or other corporate recapitalizations effected after adoption of this amendment of Article III) or 46.02% of the mid-point of the filing range of public offering prices set forth in the prospectus included in the last amendment of the registration statement filed before the registration statement is declared effective, but in no event below $5.25 per share."

     FURTHER RESOLVED, that the Secretary of the Corporation be and hereby is authorized and directed to make, execute and acknowledge Articles of Amendment of the Corporation evidencing the amendments to the Second Restated Articles of Incorporation set forth above and to cause such Articles of Amendment to be filed for record with the Secretary of State of the State of Minnesota in the manner required by law, and to become effective upon the date of such filing.

     IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of November, 1998.

                                   ----------------------------------------
                                   Daniel J. McAthie
                                   Secretary

                                      3